GILEAD SCIENCES ANNOUNCES SECOND QUARTER 2021 FINANCIAL RESULTS
Second Quarter 2021 Product Sales Increased 21% Year-Over-Year Primarily Driven by Veklury
Biktarvy Sales Increased 24% Year-Over-Year
Foster City, CA, July 29, 2021 - Gilead Sciences, Inc. (Nasdaq: GILD) announced today its results of operations for the second quarter 2021.
“We maintained our positive momentum in the second quarter, with both a solid financial performance and strong progress across our increasingly diverse portfolio. Our flagship HIV therapy, Biktarvy, saw continued growth and gains in market share, despite the ongoing impact of the pandemic,” said Daniel O’Day, Chairman and Chief Executive Officer, Gilead Sciences. “The series of promising pipeline updates included the data from the landmark ZUMA-7 study for the treatment of second-line large B-cell lymphoma. In virology, recent results from our lenacapavir study reinforce its potential as a long-acting therapy for people living with HIV, and positive interim results from our Hepcludex studies in HDV moved us closer to a U.S. filing.”
Second Quarter 2021 Financial Results
•Total second quarter 2021 revenue of $6.2 billion increased 21% compared to the same period in 2020, primarily due to Veklury® (remdesivir), higher demand for Biktarvy (bictegravir 50 mg/FTC/tenofovir alafenamide 25 mg (“TAF”)) and our hepatitis C virus (“HCV”) products, as well as continued uptake in the United States of Trodelvy® (sacituzumab govitecan-hziy) and Tecartus® (brexucabtagene autoleucel).
•Diluted Earnings Per Share (“EPS”) increased to $1.21 for the second quarter 2021 compared to net loss per share of $2.66 for the same period in 2020. This was primarily driven by the impact of higher in-process research and development (“IPR&D”) expenses in the second quarter 2020 related to the Forty Seven, Inc. acquisition and revenue growth in the second quarter 2021, offset by fair value loss adjustments on Gilead’s equity investment in Galapagos NV.
•Non-GAAP diluted EPS increased 68% to $1.87 for the second quarter 2021 compared to the same period in 2020, primarily due to higher operating income partially offset by lower interest income.
•As of June 30, 2021, Gilead had $7.4 billion of cash, cash equivalents and marketable debt securities compared to $7.9 billion as of December 31, 2020.
•During the second quarter 2021, Gilead generated $2.3 billion in operating cash flow.
•During the second quarter 2021, Gilead paid cash dividends of $894 million and utilized $43 million to repurchase common stock.
Product Sales Performance
Total second quarter 2021 product sales increased 21% to $6.2 billion compared to the same period in 2020. Total product sales excluding Veklury increased 5% to $5.3 billion for the second quarter 2021 compared to the same period in 2020, reflecting continued uptake of Trodelvy and Tecartus in the United States as well as improving trends in HIV and HCV, offset, as expected, by loss of exclusivity of Truvada® (emtricitabine 200mg (“FTC”)/tenofovir disoproxil fumarate 300mg (“TDF”)) and Atripla® (efavirenz 600mg/FTC/TDF) in the United States.

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HIV product sales decreased 2% to $3.9 billion for the second quarter 2021 compared to the same period in 2020, reflecting the expected loss of exclusivity of Truvada and Atripla in the United States, offset in part by increased demand.
•Biktarvy® sales increased 24% year-over-year in the second quarter 2021, reflecting higher demand in all geographies.
•Descovy® (FTC/TAF) sales increased 4% year-over-year in the second quarter 2021, driven by increased pre-exposure prophylaxis (“PrEP”) demand in the United States and the impact in the same period last year of the COVID-related channel inventory drawdown, offset by lower average net selling price.
•Truvada and Atripla sales decreased 72% year-over-year to $108 million and 42% year-over-year to $60 million, respectively, in the second quarter 2021 due to generic entrants in the United States following loss of exclusivity in late 2020.
HCV product sales increased 23% to $549 million for the second quarter 2021 compared to the same period in 2020, driven primarily by improved market starts in the United States and Europe as well as an unfavorable change in estimate of government rebates in the second quarter 2020.
Hepatitis B virus (“HBV”) and hepatitis delta virus (“HDV”) product sales increased 8% to $237 million for the second quarter 2021 compared to the same period in 2020. Vemlidy® (tenofovir alafenamide 25 mg) sales increased 32% in the second quarter 2021 compared to the same period in 2020 driven by increased demand primarily in geographies outside the United States and Europe. Hepcludex® (bulevirtide) contributed $7 million in the second quarter 2021 reflecting the first full quarter of sales for Gilead.
Cell Therapy product sales increased 39% to $219 million for the second quarter 2021 compared to the same period in 2020.
•Yescarta® (axicabtagene ciloleucel) sales increased to $178 million in the second quarter 2021, reflecting continued uptake in relapsed or refractory indolent follicular lymphoma (“FL”) in the United States following its approval by the U.S. Food and Drug Administration (“FDA”) in the first quarter 2021 and expansion in Europe.
•Tecartus sales were $41 million for the second quarter 2021, driven by the launch in mantle cell lymphoma in the United States and Europe.
Trodelvy sales for the second quarter 2021 were $89 million. Launch activities continue following the full FDA approval for second-line metastatic triple-negative breast cancer (“mTNBC”) and accelerated approval for metastatic urothelial cancer.
Veklury sales were $829 million for the second quarter 2021. Sales of Veklury are generally affected by COVID-19 related rates of infections, hospitalizations and vaccinations.
Other product sales increased 20% to $291 million for the second quarter 2021 compared to the same period in 2020.
•AmBisome® (amphotericin B) sales increased in the second quarter 2021 compared to the same period in 2020 driven by an increase in shipments outside the United States, primarily in India and Europe.
Second Quarter 2021 Product Gross Margin, Operating Expenses and Tax
•Product gross margin was 77.4% for the second quarter 2021 compared to 79.0% in the same period in 2020, reflecting additional amortization of intangibles acquired from Immunomedics, Inc. and MYR GmbH. Non-GAAP product gross margin was 86.4% for the second quarter 2021 compared to 84.3% in the same period in 2020, driven by lower royalty expense.
•Research and Development (“R&D”) expenses for the second quarter 2021 were $1.1 billion compared to $1.3 billion in the same period in 2020. Non-GAAP R&D expenses for the second quarter 2021 were $1.1 billion compared to $1.2 billion in the same period in 2020. Lower R&D expenses reflect completion or wind-down of remdesivir-related programs, partly offset by increases in Trodelvy and magrolimab clinical activities.

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•Sales, General and Administrative (“SG&A”) expenses for the second quarter 2021 were $1.4 billion compared to $1.2 billion in the same period in 2020. The increase in SG&A expenses was driven primarily by a significant donation of equity securities to the Gilead Foundation. Non-GAAP SG&A expenses for the second quarter 2021 were $1.1 billion compared to $1.2 billion in the same period in 2020. The decrease in non-GAAP SG&A expenses was driven by lower legal expenses primarily due to a prior year settlement associated with a Department of Justice investigation, offset by increases in promotional and commercialization activities in geographies outside the United States.
•The GAAP effective tax rate (“ETR”) and non-GAAP ETR for the second quarter 2021 were 16.5% and 19.6%, respectively, compared to (12.5)% and 22.8%, respectively, for the same periods in 2020.
Key Updates Since Our Last Quarterly Release
Viral Diseases
•Gilead presented additional lenacapavir clinical development program data at the International AIDS Society (“IAS”) 2021 Conference on HIV Science. Phase 2 data from CALIBRATE, an ongoing, open-label, active-controlled trial in treatment-naïve people with HIV-1 infection showed lenacapavir, given subcutaneously or orally, in combination with oral daily emtricitabine/tenofovir alafenamide (“F/TAF”) led to high rates of viral suppression by Week 28. These results support the ongoing evaluation and further development of lenacapavir in combination with other long-acting partner agents for the treatment of HIV-1 infection and will support Gilead’s long-acting oral and injectable development program.
•Gilead also announced at IAS 2021 new results from the ongoing Phase 2/3 CAPELLA trial evaluating lenacapavir in heavily treatment-experienced people living with multi-drug resistant HIV. The findings demonstrate that lenacapavir administered subcutaneously every six months in combination with other antiretrovirals achieved high rates of virologic suppression at Week 26.
•Gilead filed a New Drug Application to FDA seeking approval of lenacapavir for the treatment of HIV-1 infection in heavily treatment-experienced people with multi-drug resistant infection.
•Gilead announced interim results from the Phase 3 study (MYR301) of bulevirtide for the treatment of HDV at the International Liver Congress (“ILC”) 2021 annual meeting. After 24 weeks, 36.7% of patients receiving a 2mg dose of bulevirtide and 28% of patients receiving a 10mg dose of bulevirtide showed a combined virological and biological response compared to 0% in the no treatment group.
•Gilead also announced at ILC 2021 the interim results from the Phase 2b study (MYR204) of bulevirtide for the treatment of HDV. At week 24, results showed that bulevirtide alone or in combination with peginterferon alfa-2a, is associated with a significant HDV RNA decline and improvements in biochemical disease activity.
•Gilead received FDA approval for a new formulation of Epclusa, expanding the pediatric indication for the treatment of HCV to now include children as young as 3 years of age.
Oncology
•    Kite announced top-line results from the primary analysis of ZUMA-7 trial of Yescarta in second-line relapsed or refractory large B-cell lymphoma (“LBCL”). At a median follow-up of two years, Yescarta improved event free survival by 60% over the standard of care chemotherapy plus stem cell transplant. The study also met the key secondary endpoint of objective response rate. Full data will be presented later this year and discussions are underway with global regulatory authorities.
•Kite announced that Fosun Kite Biotechnology Co., Ltd., a joint venture between Kite and Shanghai Fosun Pharmaceutical (Group) Co., Ltd., received approval from the China National Medical Products Administration for axicabtagene ciloleucel (FKC876) for the treatment of adult patients with relapsed or refractory LBCL after two or more lines of systemic therapy. Yescarta is the first and only commercially available chimeric antigen receptor (“CAR”) T-cell therapy approved in China.
•Kite announced a partnership with Shoreline Biosciences, Inc. to develop allogeneic candidates for a range of hematologic malignancies. The collaboration will focus initially on CAR NK targets, with Kite having an option to expand the collaboration to include an induced pluripotent stem cell CAR Macrophage program.

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•Kite announced follow-up results from the pivotal ZUMA-5 trial of Yescarta in relapsed or refractory FL at the American Society of Clinical Oncology (“ASCO”) 2021 annual meeting. At a minimum follow-up of 18 months, 94% of patients had achieved a response, and secondary endpoints of median progression-free survival and overall survival were not yet reached.
•Kite announced at ASCO 2021, with a publication in The Lancet, primary analysis of ZUMA-3 evaluating Tecartus in adult patients with relapsed or refractory B-cell precursor acute lymphoblastic leukemia. In the pivotal Phase 2 portion of the trial, 71 patients with relapsed or refractory disease were enrolled and Kite observed a response rate of 71%. Importantly, the majority of these responses were associated with undetectable minimal residual disease. The findings have been designated for Priority Review by FDA with a Prescription Drug User Fee Act (“PDUFA”) date of October 1, 2021.
•Gilead announced analyses from Phase 3 ASCENT study at ASCO 2021 in patients with relapsed or refractory mTNBC. Treatment with Trodelvy demonstrated significantly greater survival benefit over chemotherapy in patients treated in the second-line setting and in patients greater than 65 years old.
Corporate
•    Kite announced a purchase agreement with BioNTech SE to acquire Kite’s solid tumor neoantigen T cell receptor R&D platform and clinical manufacturing facility in Gaithersburg, Maryland.
•Gilead welcomed William Grossman, MD, PhD, as Senior Vice President, Oncology Clinical Research. Dr. Grossman brings extensive experience as a clinician and a veteran biopharmaceutical executive.
•Gilead announced that the company’s Board of Directors has declared a quarterly dividend of $0.71 per share of common stock for the third quarter of 2021. The dividend is payable on September 29, 2021, to stockholders of record at the close of business on September 15, 2021. Future dividends will be subject to Board approval.
Guidance and Outlook
Gilead has updated its full-year guidance, and now expects:
•Total product sales between $24.4 billion and $25.0 billion, compared to $23.7 billion and $25.1 billion previously, reflecting solid results in the first half of the year and our updated expectations for the second half of 2021.
•Total product sales, excluding Veklury, between $21.7 billion and $21.9 billion, compared to $21.7 billion to $22.1 billion previously, primarily reflecting the longer than expected pandemic impact on our HIV business, including the latest increase in COVID-19 cases.
•Total Veklury sales between $2.7 billion and $3.1 billion, compared to $2.0 billion to $3.0 billion previously, reflecting the ongoing role of Veklury in the pandemic, in addition to the continued uncertainties around the path of the pandemic since Veklury revenue tends to track hospitalization rates.
•GAAP earnings per share between $4.70 and $5.05, compared to $4.75 to $5.45 previously.
•Non-GAAP earnings per share between $6.90 and $7.25, compared to $6.75 to $7.45 previously.
A reconciliation between GAAP and non-GAAP financial information for the 2021 guidance is provided in the accompanying tables. Also see the Forward-Looking Statements described below. The financial guidance is subject to a number of risks and uncertainties, including uncertainty around the duration and magnitude of the COVID-19 pandemic. While the pandemic can be expected to continue to impact Gilead’s business and broader market dynamics, the rate and degree of these impacts as well as the corresponding recovery from the pandemic may vary across Gilead’s business.

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Non-GAAP Financial Information
The information presented in this document has been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), unless otherwise noted as non-GAAP. Management believes non-GAAP information is useful for investors, when considered in conjunction with Gilead’s GAAP financial information, because management uses such information internally for its operating, budgeting and financial planning purposes. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of Gilead’s operating results as reported under GAAP. Non-GAAP financial information excludes acquisition-related expenses including amortization of acquired intangible assets and inventory step-up charges in cost of goods sold, acquired IPR&D expenses, and other items that are considered unusual or not representative of underlying trends of Gilead’s business, fair value adjustments of equity securities and discrete and related tax charges or benefits associated with changes in tax related laws and guidelines. Acquired IPR&D expenses reflect IPR&D impairments as well as the initial costs of externally developed IPR&D projects, acquired directly in a transaction other than a business combination, that do not have an alternative future use, including upfront and other payments related to various collaborations and the initial costs of rights to IPR&D projects. Although Gilead consistently excludes the amortization of acquired intangible assets from the non-GAAP financial information, management believes that it is important for investors to understand that such intangible assets were recorded as part of acquisitions and contribute to ongoing revenue generation. Non-GAAP measures may be defined and calculated differently by other companies in the same industry. Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are provided in the accompanying tables.
Conference Call
At 1:30 p.m. Pacific Time today, Gilead will host a conference call to discuss Gilead’s results. A live webcast will be available on http://investors.gilead.com and will be archived on www.gilead.com for one year.
About Gilead Sciences
Gilead Sciences, Inc. is a biopharmaceutical company that has pursued and achieved breakthroughs in medicine for more than three decades, with the goal of creating a healthier world for all people. The company is committed to advancing innovative medicines to prevent and treat life-threatening diseases, including HIV, viral hepatitis and cancer. Gilead operates in more than 35 countries worldwide, with headquarters in Foster City, California.
Forward-Looking Statements
Statements included in this press release that are not historical in nature are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Gilead cautions readers that forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include those relating to: the impact of the COVID-19 pandemic on Gilead’s business, financial condition and results of operations; the development, manufacturing and distribution of Veklury as a treatment for COVID-19, including the uncertainty of the amount and timing of future Veklury sales, Gilead’s ability to recoup the expenses incurred to date and future expenses related to the development and production of Veklury, and Gilead’s ability to effectively manage the global supply and distribution of Veklury; Gilead’s ability to achieve its anticipated full year 2021 financial results, including as a result of potential adverse revenue impacts from COVID-19, increases in R&D expenses and potential revenues from Veklury; Gilead’s ability to make progress on any of its long-term ambitions or strategic priorities laid out in its corporate strategy; Gilead’s ability to accelerate or sustain revenues for its antiviral and other programs; Gilead’s ability to realize the potential benefits of acquisitions, collaborations or licensing arrangements, including those involving Shoreline Biosciences, Inc.; Gilead’s ability to initiate, progress or complete clinical trials within currently anticipated timeframes or at all; the possibility of unfavorable results from ongoing and additional clinical trials, including those involving Hepcludex (bulevirtide), Tecartus, Trodelvy and Yescarta; the risk that safety and efficacy data from clinical studies may not warrant further development of Gilead’s product candidates, including those involving lenacapavir, or the product candidates of Gilead’s strategic partners; Gilead’s ability to submit new drug applications for new product candidates in the currently

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anticipated timelines, including those involving Hepcludex (bulevirtide) for treatment of HDV, Tecartus for treatment of relapsed or refractory B-cell precursor acute lymphoblastic leukemia and Yescarta for treatment of second-line relapsed or refractory LBCL; Gilead’s ability to receive regulatory approvals in a timely manner or at all, including FDA approval of lenacapavir for treatment of HIV-1 infection in heavily treatment-experienced people with multi-drug resistant infection, and the risk that any such approvals may be subject to significant limitations on use; Gilead’s ability to successfully commercialize its products; the risk of potential disruptions to the manufacturing and supply chain of Gilead’s products; pricing and reimbursement pressures from government agencies and other third parties, including required rebates and other discounts; a larger than anticipated shift in payer mix to more highly discounted payer segments; market share and price erosion caused by the introduction of generic versions of Gilead products; the risk that physicians and patients may not see advantages of these products over other therapies and may therefore be reluctant to prescribe the products; and other risks identified from time to time in Gilead’s reports filed with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. In addition, Gilead makes estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses and related disclosures. Gilead bases its estimates on historical experience and on various other market specific and other relevant assumptions that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. There may be other factors of which Gilead is not currently aware that may affect matters discussed in the forward-looking statements and may also cause actual results to differ significantly from these estimates. Further, results for the quarter ended June 30, 2021 are not necessarily indicative of operating results for any future periods. Gilead directs readers to its press releases, annual reports on Form 10-K, quarterly reports on Form 10-Q and other subsequent disclosure documents filed with the SEC. Gilead claims the protection of the Safe Harbor contained in the Private Securities Litigation Reform Act of 1995 for forward-looking statements.
The reader is cautioned that forward-looking statements are not guarantees of future performance and is cautioned not to place undue reliance on these forward-looking statements. All forward-looking statements are based on information currently available to Gilead and Gilead assumes no obligation to update or supplement any such forward-looking statements other than as required by law. Any forward-looking statements speak only as of the date hereof or as of the dates indicated in the statements.
# # #
Gilead owns or has rights to various trademarks, copyrights and trade names used in its business, including the following: GILEAD®, GILEAD SCIENCES®, AMBISOME®, ATRIPLA®, BIKTARVY®, CAYSTON®, COMPLERA®, DESCOVY®, DESCOVY FOR PREP®, EMTRIVA®, EPCLUSA®, EVIPLERA®, GENVOYA®, HARVONI®, HEPCLUDEX® (BULEVIRTIDE), HEPSERA®, JYSELECA®, LETAIRIS®, ODEFSEY®, RANEXA®, SOVALDI®, STRIBILD®, TECARTUS®, TRODELVY®, TRUVADA®, TRUVADA FOR PREP®, TYBOST®, VEKLURY®, VEMLIDY®, VIREAD®, VOSEVI®, YESCARTA® and ZYDELIG®. This report may also refer to trademarks, service marks and trade names of other companies.
For more information on Gilead Sciences, Inc., please visit www.gilead.com or call the Gilead Public Affairs Department at 1-800-GILEAD-5 (1-800-445-3235).

CONTACTS:	Investors:	Jacquie Ross, CFA	(650) 358-1054
	Media:	Sonia Choi	(650) 425-5483

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GILEAD SCIENCES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in millions, except per share amounts)	2021	2020	2021	2020
Revenues:
Product sales	$6,152	$5,067	$12,492	$10,534
Royalty, contract and other revenues	65	76	148	157
Total revenues	6,217	5,143	12,640	10,691
Costs and expenses:
Cost of goods sold	1,390	1,064	2,751	2,033
Research and development expenses	1,134	1,299	2,189	2,303
Acquired in-process research and development expenses	96	4,524	158	4,621
Selling, general and administrative expenses	1,351	1,239	2,406	2,315
Total costs and expenses	3,971	8,126	7,504	11,272
Income (loss) from operations	2,246	(2,983)	5,136	(581)
Interest expense	(256)	(240)	(513)	(481)
Other income (expense), net	(173)	250	(542)	92
Income (loss) before income taxes	1,817	(2,973)	4,081	(970)
Income tax expense	(300)	(373)	(842)	(838)
Net income (loss)	1,517	(3,346)	3,239	(1,808)
Net loss attributable to noncontrolling interest	5	7	12	20
Net income (loss) attributable to Gilead	$1,522	$(3,339)	$3,251	$(1,788)
Net income (loss) per share attributable to Gilead common stockholders - basic	$1.21	$(2.66)	$2.59	$(1.42)
Shares used in per share calculation - basic	1,255	1,255	1,256	1,258
Net income (loss) per share attributable to Gilead common stockholders - diluted	$1.21	$(2.66)	$2.58	$(1.42)
Shares used in per share calculation - diluted	1,260	1,255	1,261	1,258
Cash dividends declared per share	$0.71	$0.68	$1.42	$1.36

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GILEAD SCIENCES, INC.
TOTAL REVENUE SUMMARY
(unaudited)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
(In millions, except percentages)	2021	2020	Change	2021	2020	Change
Product sales:
HIV	$3,938	$4,000	(2)%	$7,588	$8,134	(7)%
HCV	549	448	23%	1,059	1,177	(10)%
HBV/HDV(1)	237	219	8%	457	405	13%
Cell Therapy	219	157	39%	410	297	38%
Trodelvy	89	—	NM	161	—	NM
Other	291	243	20%	532	521	2%
Total product sales excluding Veklury	5,323	5,067	5%	10,207	10,534	(3)%
Veklury	829	—	NM	2,285	—	NM
Total product sales	6,152	5,067	21%	12,492	10,534	19%
Royalty, contract and other revenues	65	76	(14)%	148	157	(6)%
Total revenues	$6,217	$5,143	21%	$12,640	$10,691	18%
_______________________________
NM - Not Meaningful
(1) The six months ended June 30, 2021 includes $13 million of Hepcludex sales recorded subsequent to Gilead’s acquisition of MYR GmbH (“MYR”). The six months ended June 30, 2021 of Hepcludex sales, including the period prior to the completion of Gilead’s acquisition of MYR, were $20 million.

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GILEAD SCIENCES, INC.
NON-GAAP FINANCIAL INFORMATION(1)
(unaudited)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
(In millions, except percentages)	2021	2020	Change	2021	2020	Change
Non-GAAP:
Cost of goods sold	$836	$798	5%	$1,691	$1,501	13%
Research and development expenses	$1,084	$1,186	(9)%	$2,133	$2,190	(3)%
Selling, general and administrative expenses	$1,121	$1,164	(4)%	$2,154	$2,240	(4)%
Other income (expense), net	$1	$49	(98)%	$(17)	$174	(110)%
Diluted EPS	$1.87	$1.11	68%	$3.95	$2.80	41%

Product gross margin	86.4%	84.3%	210 bps	86.5%	85.8%	70 bps
Research and development expenses as a % of revenues	17.4%	23.1%	(6)%	16.9%	20.5%	(4)%
Selling, general and administrative expenses as a % of revenues	18.0%	22.6%	(5)%	17.0%	21.0%	(4)%
Operating expenses as a % of revenues	35.5%	45.7%	(10)%	33.9%	41.4%	(8)%
Operating margin	51.1%	38.8%	1230 bps	52.7%	44.5%	820 bps
Effective tax rate	19.6%	22.8%	(3)%	19.0%	21.0%	(2)%
________________________________
NM - Not Meaningful
(1) A reconciliation between GAAP and non-GAAP financial information is provided in the tables on pages 10 - 11.

July 29, 2021	10

GILEAD SCIENCES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in millions, except percentages and per share amounts)	2021	2020	2021	2020
Cost of goods sold reconciliation:
GAAP cost of goods sold	$1,390	$1,064	$2,751	$2,033
Acquisition-related – amortization of acquired intangibles and inventory step-up charges	(554)	(266)	(1,060)	(532)
Non-GAAP cost of goods sold	$836	$798	$1,691	$1,501

Product gross margin reconciliation:
GAAP product gross margin	77.4%	79.0%	78.0%	80.7%
Acquisition-related – amortization of acquired intangibles and inventory step-up charges	9.0%	5.2%	8.5%	5.1%
Non-GAAP product gross margin(1)	86.4%	84.3%	86.5%	85.8%

Research and development expenses reconciliation:
GAAP research and development expenses	$1,134	$1,299	$2,189	$2,303
Acquisition-related – other costs(2)	(6)	(113)	(12)	(113)
Other	(44)	—	(44)	—
Non-GAAP research and development expenses	$1,084	$1,186	$2,133	$2,190

Acquired IPR&D expenses reconciliation:
GAAP acquired IPR&D expenses	$96	$4,524	$158	$4,621
Acquired IPR&D expenses	(96)	(4,524)	(158)	(4,621)
Non-GAAP acquired IPR&D expenses	$—	$—	$—	$—

Selling, general and administrative expenses reconciliation:
GAAP selling, general and administrative expenses	$1,351	$1,239	$2,406	$2,315
Acquisition-related – other costs(2)	(10)	(77)	(32)	(77)
Other(3)	(220)	2	(220)	2
Non-GAAP selling, general and administrative expenses	$1,121	$1,164	$2,154	$2,240

Operating income reconciliation:
GAAP operating income (loss)	$2,246	$(2,983)	$5,136	$(581)
Acquired IPR&D expenses	96	4,524	158	4,621
Acquisition-related – amortization of acquired intangibles and inventory step-up charges	554	266	1,060	532
Acquisition-related – other costs(2)	16	190	44	190
Other(3)	264	(2)	264	(2)
Non-GAAP operating income	$3,176	$1,995	$6,662	$4,760

Operating margin reconciliation:
GAAP operating margin	36.1%	(58.0)%	40.6%	(5.4)%
Acquired IPR&D expenses	1.5%	88.0%	1.2%	43.2%
Acquisition-related – amortization of acquired intangibles and inventory step-up charges	8.9%	5.2%	8.4%	5.0%
Acquisition-related – other costs(2)	0.3%	3.7%	0.3%	1.8%
Other(3)	4.2%	—%	2.1%	—%
Non-GAAP operating margin(1)	51.1%	38.8%	52.7%	44.5%

Other income (expense), net reconciliation:
GAAP other income (expense), net	$(173)	$250	$(542)	$92
Losses (gains) from equity securities, net	174	(201)	525	82
Non-GAAP other income (expense), net	$1	$49	$(17)	$174

July 29, 2021	11

GILEAD SCIENCES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION - (Continued)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in millions, except percentages and per share amounts)	2021	2020	2021	2020
Effective tax rate reconciliation:
GAAP effective tax rate	16.5%	(12.5)%	20.6%	(86.4)%
Income tax effect of above non-GAAP adjustments and discrete and related tax adjustments	3.1%	35.3%	(1.6)%	107.4%
Non-GAAP effective tax rate(1)	19.6%	22.8%	19.0%	21.0%

Net income attributable to Gilead reconciliation:
GAAP net income (loss) attributable to Gilead	$1,522	$(3,339)	$3,251	$(1,788)
Acquired IPR&D expenses (after tax)	75	4,514	125	4,589
Acquisition-related – amortization of acquired intangibles and inventory step-up charges (after tax)	446	224	855	448
Acquisition-related – other costs (after tax)(2)	15	148	37	148
Losses (gains) from equity securities, net (after tax)	169	(149)	533	107
Discrete and related tax charges (benefits)(4)	(40)	4	14	37
Other (after tax)(3)	166	(2)	166	(2)
Non-GAAP net income attributable to Gilead	$2,353	$1,400	$4,981	$3,539

Diluted EPS reconciliation:
GAAP diluted earnings (loss) per share	$1.21	$(2.66)	$2.58	$(1.42)
Acquired IPR&D expenses	0.06	3.58	0.10	3.62
Acquisition-related – amortization of acquired intangibles and inventory step-up charges	0.35	0.18	0.68	0.35
Acquisition-related – other costs(2)	0.01	0.12	0.03	0.12
Losses (gains) from equity securities, net	0.13	(0.12)	0.42	0.08
Discrete and related tax charges (benefits)(4)	(0.03)	—	0.01	0.03
Other(3)	0.13	—	0.13	—
Non-GAAP diluted EPS(1)	$1.87	$1.11	$3.95	$2.80

Non-GAAP adjustment summary:
Cost of goods sold adjustments	$554	$266	$1,060	$532
Research and development expenses adjustments	50	113	56	113
Acquired IPR&D expenses adjustments	96	4,524	158	4,621
Selling, general and administrative expenses adjustments	230	75	252	75
Total non-GAAP adjustments before other income (expense), net, and income taxes	930	4,978	1,526	5,341
Other income (expense), net, adjustments	174	(201)	525	82
Total non-GAAP adjustments before income taxes	1,104	4,777	2,051	5,423
Income tax effect of non-GAAP adjustments above	(233)	(42)	(335)	(133)
Discrete and related tax charges (benefits)(4)	(40)	4	14	37
Total non-GAAP adjustments after tax	$831	$4,739	$1,730	$5,327
_______________________________
(1) Amounts may not sum due to rounding.
(2) Includes primarily employee-related expenses and contingent consideration, as well as other expenses associated with Gilead’s acquisitions of Immunomedics, Inc., Forty Seven, Inc. and MYR GmbH.
(3) Includes primarily a significant donation of equity securities to the Gilead Foundation, a California nonprofit public benefit corporation.
(4) Primarily represents discrete and related deferred tax charges or benefits associated with a transfer of intangible assets from a foreign subsidiary to Ireland and the United States.

July 29, 2021	12

GILEAD SCIENCES, INC.
RECONCILIATION OF GAAP TO NON-GAAP 2021 FULL YEAR GUIDANCE(1)
(unaudited)

(in millions, except percentages and per share amounts)	Provided February 4, 2021	Updated April 29, 2021	Updated July 29, 2021
Projected product sales GAAP to non-GAAP reconciliation:
GAAP projected product sales	$23,700 - $25,100	Unchanged	$24,400 - $25,000
Less: Veklury sales	2,000 - 3,000		2,700 - 3,100
Non-GAAP projected product sales excluding Veklury sales	$21,700 - $22,100		$21,700 - $21,900

Projected product gross margin GAAP to non-GAAP reconciliation:
GAAP projected product gross margin	78% - 79%	Unchanged	77% - 78%
Acquisition-related expenses	9%		9%
Non-GAAP projected product gross margin	87% - 88%		86% - 87%

Projected operating income GAAP to non-GAAP reconciliation:
GAAP projected operating income	$9,300 - $10,700	$9,000 - $10,400	$9,200 - $9,900
Acquisition-related, acquired IPR&D and other expenses	2,200	2,500	2,700
Non-GAAP projected operating income	$11,500 - $12,900	$11,500 - $12,900	$11,900 - $12,600

Projected effective tax rate GAAP to non-GAAP reconciliation:
GAAP projected effective tax rate	~ 23%	Unchanged	Unchanged
Less: Income tax effect of non-GAAP adjustments and discrete and related tax adjustments	2%
Non-GAAP projected effective tax rate	~ 21%

Projected diluted EPS GAAP to non-GAAP reconciliation:
GAAP projected diluted EPS	$5.25 - $5.95	$4.75 - $5.45	$4.70 - $5.05
Acquisition-related, acquired IPR&D and other expenses, historical fair value adjustments of equity securities, related tax effects as well as discrete and related tax adjustments	1.50	2.00	2.20
Non-GAAP projected diluted EPS	$6.75 - $7.45	$6.75 - $7.45	$6.90 - $7.25

________________________________
(1) The 2021 guidance non-GAAP financial information excludes the impact of any potential future acquisition-related, acquired IPR&D and other expenses, fair value adjustments of equity securities and discrete tax and related charges or benefits associated with changes in tax related laws and guidelines as Gilead is unable to project such amounts.

July 29, 2021	13

GILEAD SCIENCES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)

	June 30,	December 31,
(in millions)	2021	2020
Assets
Cash, cash equivalents and marketable securities	$7,361	$7,910
Accounts receivable, net	4,149	4,892
Inventories	2,988	3,014
Property, plant and equipment, net	4,996	4,967
Intangible assets, net	34,341	33,126
Goodwill	8,334	8,108
Other assets	5,815	6,390
Total assets	$67,984	$68,407
Liabilities and Stockholders’ Equity
Current liabilities	$10,214	$11,397
Long-term liabilities	38,060	38,789
Stockholders’ equity(1)	19,710	18,221
Total liabilities and stockholders’ equity	$67,984	$68,407
________________________________
(1) As of June 30, 2021 and December 31, 2020, there were 1,254 shares of common stock issued and outstanding.

July 29, 2021	14

GILEAD SCIENCES, INC.
SELECTED CASH FLOW INFORMATION
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in millions)	2021	2020	2021	2020
Net cash provided by operating activities	$2,316	$2,566	$4,926	$4,002
Net cash used in investing activities	(577)	(5,023)	(2,619)	(5,367)
Net cash used in financing activities	(931)	(874)	(3,408)	(3,485)
Effect of exchange rate changes on cash and cash equivalents	20	26	(3)	(35)
Net change in cash and cash equivalents	828	(3,305)	(1,104)	(4,885)
Cash and cash equivalents at beginning of period	4,065	10,051	5,997	11,631
Cash and cash equivalents at end of period	$4,893	$6,746	$4,893	$6,746

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in millions)	2021	2020	2021	2020
Net cash provided by operating activities	$2,316	$2,566	$4,926	$4,002
Capital expenditures	(119)	(143)	(284)	(314)
Free cash flow	$2,197	$2,423	$4,642	$3,688

July 29, 2021	15

GILEAD SCIENCES, INC.
PRODUCT SALES SUMMARY
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in millions)	2021	2020	2021	2020

HIV Products
Descovy (FTC/TAF) Based Products
Biktarvy – U.S.	$1,586	$1,350	$3,051	$2,762
Biktarvy – Europe	237	153	453	334
Biktarvy – Other International	171	101	314	201
	1,994	1,604	3,818	3,297

Descovy – U.S.	357	337	639	700
Descovy – Europe	44	46	86	107
Descovy – Other International	34	34	69	68
	435	417	794	875

Genvoya – U.S.	551	646	1,057	1,258
Genvoya – Europe	100	109	206	260
Genvoya – Other International	55	61	116	122
	706	816	1,379	1,640

Odefsey – U.S.	258	273	498	542
Odefsey – Europe	111	98	224	225
Odefsey – Other International	13	11	27	24
	382	382	749	791

Revenue share – Symtuza(1) – U.S.	86	90	175	162
Revenue share – Symtuza(1) – Europe	40	40	84	78
Revenue share – Symtuza(1) – Other International	3	2	5	4
	129	132	264	244

Total Descovy (FTC/TAF) Based Products – U.S.	2,838	2,696	5,420	5,424
Total Descovy (FTC/TAF) Based Products – Europe	532	446	1,053	1,004
Total Descovy (FTC/TAF) Based Products – Other International	276	209	531	419
	3,646	3,351	7,004	6,847

Truvada (FTC/TDF) Based Products
Atripla – U.S.	52	95	75	176
Atripla – Europe	4	5	8	12
Atripla – Other International	4	3	8	10
	60	103	91	198

Complera / Eviplera – U.S.	20	27	45	51
Complera / Eviplera – Europe	39	42	73	89
Complera / Eviplera – Other International	3	3	7	8
	62	72	125	148

Stribild – U.S.	35	39	66	73
Stribild – Europe	11	12	22	29
Stribild – Other International	5	8	9	10
	51	59	97	112

Truvada – U.S.	94	370	213	753
Truvada – Europe	6	6	13	14
Truvada – Other International	8	11	17	26
	108	387	243	793

Total Truvada (FTC/TDF) Based Products – U.S.	201	531	399	1,053
Total Truvada (FTC/TDF) Based Products – Europe	60	65	116	144
Total Truvada (FTC/TDF) Based Products – Other International	20	25	41	54
	281	621	556	1,251

July 29, 2021	16

GILEAD SCIENCES, INC.
PRODUCT SALES SUMMARY - (Continued)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in millions)	2021	2020	2021	2020

Other HIV(2) – U.S.	5	11	11	14
Other HIV(2) – Europe	4	1	5	3
Other HIV(2) – Other International	2	16	12	19
	11	28	28	36

Total HIV – U.S.	3,044	3,238	5,830	6,491
Total HIV – Europe	596	512	1,174	1,151
Total HIV – Other International	298	250	584	492
	3,938	4,000	7,588	8,134

HCV Products
Ledipasvir / Sofosbuvir(3) – U.S.	30	24	49	77
Ledipasvir / Sofosbuvir(3) – Europe	3	4	19	15
Ledipasvir / Sofosbuvir(3) – Other International	29	39	50	87
	62	67	118	179

Sofosbuvir / Velpatasvir(4) – U.S.	262	165	476	476
Sofosbuvir / Velpatasvir(4) – Europe	82	57	157	179
Sofosbuvir / Velpatasvir(4) – Other International	98	113	190	244
	442	335	823	899

Other HCV(5) – U.S.	35	31	60	65
Other HCV(5) – Europe	8	9	52	24
Other HCV(5) – Other International	2	6	6	10
	45	46	118	99

Total HCV – U.S.	327	220	585	618
Total HCV – Europe	93	70	228	218
Total HCV – Other International	129	158	246	341
	549	448	1,059	1,177

HBV/HDV Products
Vemlidy – U.S.	86	76	163	149
Vemlidy – Europe	8	7	16	14
Vemlidy – Other International	106	68	202	124
	200	151	381	287

Viread – U.S.	3	3	7	7
Viread – Europe	8	8	15	19
Viread – Other International	17	54	37	79
	28	65	59	105

Other HBV/HDV(6) – U.S.	1	1	1	9
Other HBV/HDV(6) – Europe	8	2	16	4
	9	3	17	13

Total HBV/HDV – U.S.	90	80	171	165
Total HBV/HDV – Europe	24	17	47	37
Total HBV/HDV – Other International	123	122	239	203
	237	219	457	405

Veklury
Veklury – U.S.	416	—	1,236	—
Veklury – Europe	264	—	652	—
Veklury – Other International	149	—	397	—
	829	—	2,285	—

July 29, 2021	17

GILEAD SCIENCES, INC.
PRODUCT SALES SUMMARY - (Continued)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in millions)	2021	2020	2021	2020

Cell Therapy Products
Tecartus – U.S.	32	—	59	—
Tecartus – Europe	9	1	13	1
	41	1	72	1

Yescarta – U.S.	108	95	200	198
Yescarta – Europe	61	56	122	93
Yescarta – Other International	9	5	16	5
	178	156	338	296

Total Cell Therapy – U.S.	140	95	259	198
Total Cell Therapy – Europe	70	57	135	94
Total Cell Therapy – Other International	9	5	16	5
	219	157	410	297

Trodelvy - U.S.	89	—	161	—

Other Products
AmBisome – U.S.	13	10	25	28
AmBisome – Europe	69	49	135	108
AmBisome – Other International	74	36	117	78
	156	95	277	214

Letairis – U.S.	57	80	111	163

Ranexa – U.S.	2	1	5	9

Zydelig – U.S.	8	8	16	16
Zydelig – Europe	13	9	20	21
Zydelig – Other International	1	1	1	1
	22	18	37	38

Other(7) – U.S.	27	38	54	71
Other(7) – Europe	18	10	31	22
Other(7) – Other International	9	1	17	4
	54	49	102	97

Total Other – U.S.	107	137	211	287
Total Other – Europe	100	68	186	151
Total Other – Other International	84	38	135	83
	291	243	532	521

Total product sales – U.S.	4,213	3,770	8,453	7,759
Total product sales – Europe	1,147	724	2,422	1,651
Total product sales – Other International	792	573	1,617	1,124
	$6,152	$5,067	$12,492	$10,534
_______________________________
(1) Represents Gilead’s revenue from cobicistat (C), emtricitabine (FTC) and tenofovir alafenamide (TAF) in Symtuza (darunavir/C/FTC/TAF), a fixed dose combination product commercialized by Janssen Sciences Ireland UC.
(2) Includes Emtriva and Tybost.
(3) Amounts consist of sales of Harvoni and the authorized generic version of Harvoni sold by Gilead’s separate subsidiary, Asegua Therapeutics LLC.
(4) Amounts consist of sales of Epclusa and the authorized generic version of Epclusa sold by Gilead’s separate subsidiary, Asegua Therapeutics LLC.
(5) Includes Vosevi and Sovaldi.
(6) The six months ended June 30, 2021 includes $13 million of Hepcludex sales recorded subsequent to Gilead’s acquisition of MYR. The six months ended June 30, 2021 of Hepcludex sales, including the period prior to the completion of Gilead’s acquisition of MYR, were $20 million.
(7) Includes Cayston and Jyseleca.